Exhibit 21.1
List of Subsidiaries of the Registrant

Subsidiary	Jurisdiction
Active Building, LLC	Washington
AssetEye Inc.	Delaware
Buildium, LLC	Delaware
Buildium Agency, LLC	Delaware
ClickPay Services, Inc.	Delaware
Chirp Sytems, Inc.	Delaware
DepositIQ and RentersIQ Insurance Agency LLC	Delaware
eReal Estate Integration, Inc.	California
Hipercept Canada Inc.	Ontario, Canada
Hipercept Columbia SAS	Medellin, Columbia
Hipercept Europe Ltd.	United Kingdom
Investor Management Services, LLC	Delaware
K1 Buildium Holdings, Inc.	Delaware
Kigo, Inc.	Delaware
Kigo Rental Systems, S.L.	Spain
LeaseStar LLC	Delaware
Level One LLC	Delaware
Modern Message, Inc.	Delaware
MTS Connecticut, Inc.	Delaware
MTS Minnesota, Inc.	Delaware
MTS New Jersey, Inc.	Delaware
Multifamily Internet Ventures, LLC	California
MyBuilding LLC	Delaware
NovelPay LLC	Delaware
On-Site Labs, Inc.	California
PEX Software Limited	United Kingdom
PEX Software Australia Pty Ltd.	Australia
Propertyware LLC	California
PropertyPhotos.com LLC	Delaware
RealPage Canada Inc.	Yukon Territory, Canada
RealPage Equipment Services LLC	Delaware
RealPage India Holdings, Inc.	Delaware
RealPage India Private Limited	India
RealPage Middle East Holdings LLC	Delaware
RealPage ME DMCC	Dubai
RealPage Payment Processing Services, Inc.	Nevada
RealPage Payments Services LLC	Texas
RealPage Payments UK Ltd.	United Kingdom
RealPage Philippines Holdings LLC	Delaware
RealPage (Philippines) Inc.	Philippines
RealPage UK Ltd.	United Kingdom
RealPage UK Holdings Ltd.	United Kingdom
RealPage Utility Management Inc.	Delaware
RealPage Vendor Compliance LLC	Delaware
Rentlytics, Inc.	Delaware
RP ABC LLC	Delaware
RP Axiometrics LLC	Delaware
RP LeaseLabs LLC	Delaware
RP Newco V LLC	Delaware
RP Newco VIII LLC	Texas
RP Newco XIII LLC	Texas
RP Newco XV LLC	Texas
RP Newco XXVII LLC	Delaware
RP Newco XXXIV LLC	Delaware
RP On-Site LLC	Delaware
RP Rainmaker Multifamily LLC	Delaware

Exhibit 21.1

SEPBI, Inc.	Delaware
SP PE VII-B QSF Holdings Blocker Corp.	Delaware
SV VI-B QSF Holdings Blocker Corp.	Delaware
Starfire Media, Inc.	Delaware
Stratis IoT, Inc.	Delaware
WhiteSky Communications, LLC	Delaware
Windsor Compliance LLC	Texas